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EXHIBIT 21. SUBSIDIARIES OF THE REGISTRANT

        The Corporation or one of its wholly-owned subsidiaries beneficially owns 100% of the outstanding capital stock, voting securities and ownership interests of each of the corporations and limited partnerships listed below and all of the common securities of BancWest Capital I and First Hawaiian Capital I. The Corporation is indirectly the sole general partner of First Hawaiian Center Limited Partnership.

                                                                   STATE OR OTHER
                                                                   JURISDICTION OF
NAME                                                               INCORPORATION
----                                                               -------------
Bank of the West ...........................................       California
  Oakwood Financial Service Corporation ....................       California
  First National Bancorporation ............................       California
  Essex Credit Corporation .................................       Connecticut
  First National Bancorp, Inc. .............................       California
  CB Insurance Agency, Inc. ................................       California
  Church Loan Corporation ..................................       California
  United Communities Corporation ...........................       California
  First Santa Clara Corporation ............................       California
  Central Valley National Corporation ......................       California
First Hawaiian Bank ........................................       Hawaii
  Real Estate Delivery, Inc. ...............................       Hawaii
  FH Center, Inc. ..........................................       Hawaii
  FHB Properties, Inc. .....................................       Hawaii
    First Hawaiian Center, L.P. ............................       Hawaii
  Pacific One Dealer Center, Inc. ..........................       Hawaii
  The Bankers Club, Inc. ...................................       Hawaii
  Center Club, Inc. ........................................       Hawaii
  First Hawaiian Leasing, Inc. .............................       Hawaii
  First Hawaiian Insurance, Inc. ...........................       Hawaii
  Bishop Street Capital Management Corporation .............       Hawaii
FHL Lease Holding Company, Inc. ............................       Hawaii
  FHL SPC One, Inc. ........................................       Hawaii
FHI International, Inc. ....................................       Hawaii
BancWest Capital I .........................................       Delaware
First Hawaiian Capital I ...................................       Delaware

All subsidiaries were included in the consolidated financial statements of the Corporation.